SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to ss.240.14a-12

                          CNB Florida Bancshares, Inc.
                (Name of Registrant as Specified in its Charter)
                                 Not Applicable
                (Name(s) of Person(s) Filing Proxy Statement, if
                           other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     5)   Total Fee Paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------
     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     3)   Filing Party:

          ----------------------------------------------------------------------
     4)   Date Filed:

          ----------------------------------------------------------------------

                          CNB Florida Bancshares, Inc.

                             9715 Gate Parkway North
                           Jacksonville, Florida 32246




April 14, 2003


Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of CNB Florida Bancshares, Inc. to be held on Wednesday, May 28, 2003 beginning at 10:00 a.m. at the Jacksonville Marriott located at 4670 Salisbury Road, Jacksonville, Florida. A formal notice describing the business to come before the meeting and a proxy statement are attached. The purpose of the meeting is to consider and vote upon the proposals explained in the notice and the proxy statement.

     It is important that your shares be represented at the annual meeting whether or not you plan to attend the annual meeting in person. The board of directors requests that you carefully review these materials before completing, signing and dating the enclosed proxy and returning it in the postage paid envelope provided for your use. If you later decide to attend the annual meeting and vote in person, or if you wish to revoke your proxy for any reason prior to the vote at the annual meeting, you may do so and your proxy will have no further effect.

                                   Sincerely,

                                     /s/ K. C. Trowell
                                     -------------------------------------------

                                     K. C. Trowell
                                     Chairman of the Board,
                                     President and Chief Executive Officer

                          CNB Florida Bancshares, Inc.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 28, 2003


To the holders of common stock:

     CNB Florida Bancshares, Inc. invites you to attend the annual meeting of shareholders which will be held on Wednesday, May 28, 2003 at 10:00 a.m. at the Jacksonville Marriott in Jacksonville, Florida to consider and act upon the following matters:

     1. Election of nine directors, each for a one year term.

     2. Such other business as may properly come before the annual meeting or any adjournments thereof.

     Only shareholders of record of our common stock at the close of business on March 31, 2003 are entitled to receive notice of, and to vote on, all business that may come before the annual meeting.

     Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy as promptly as possible in the postage paid envelope provided for your use. You may revoke the proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying proxy statement.


                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ G. Thomas Frankland
                                            ------------------------------------

                                            G. Thomas Frankland
                                            Corporate Secretary


Dated: April 14, 2003

                                 PROXY STATEMENT
                         Annual Meeting of Shareholders

                          CNB Florida Bancshares, Inc.
                             9715 Gate Parkway North
                           Jacksonville, Florida 32246

GENERAL

     CNB Florida Bancshares, Inc. (the "Company" or "We") is furnishing this proxy statement to you as a holder of our common stock, $.01 par value, in connection with the solicitation of proxies by our board of directors for use at the annual meeting of shareholders. The annual meeting will be held on Wednesday, May 28, 2003 beginning at 10:00 a.m. at the Jacksonville Marriott in Jacksonville, Florida.

     We have mailed this proxy statement and the attached notice and form of proxy to holders of our common stock on or about April 14, 2003.

VOTING OF PROXIES

     Shares represented by proxies properly signed and returned, unless subsequently revoked, will be voted at the annual meeting in accordance with the instructions marked on the proxy. If a proxy is signed and returned without indicating any voting instructions, the shares represented by the proxy will be voted FOR approval of the proposals stated in this proxy statement and in the discretion of the holders of the proxies on other matters that may properly come before the annual meeting.

     If you have executed and delivered a proxy, you may revoke such proxy at any time before it is voted by attending the annual meeting and voting in person, by giving written notice of revocation of the proxy or by submitting a signed proxy bearing a later date. Such notice of revocation or later proxy should be sent to our transfer agent at the address indicated on the attached proxy. In order for the notice of revocation or later proxy to revoke the prior proxy, our transfer agent must receive such notice or later proxy prior to the vote of shareholders at the annual meeting. Attendance at the annual meeting alone will not revoke your proxy.

VOTING PROCEDURES

     Our bylaws provide that a majority of shares entitled to vote and represented in person or by proxy at a meeting of the shareholders constitutes a quorum. Under the Florida Business Corporation Act (the "Act"), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Other matters are approved if affirmative votes cast by the holders of the shares represented at a meeting at which a quorum is present exceed votes opposing the action, unless a greater number of affirmative votes or voting by classes is required by the Act or our articles of incorporation. Therefore, abstentions and broker non-votes have no effect under Florida law.


VOTING SECURITIES

     Our board of directors has fixed the close of business on March 31, 2003 as the record date for the determination of holders of common stock entitled to receive notice of and to vote at the annual meeting. At the close of business on March 31, 2003, there were issued and outstanding 6,142,450 shares of common stock entitled to vote at the annual meeting. As a holder of our common stock outstanding on March 31, 2003, you are entitled to one vote for each share held of record upon each matter properly submitted at the annual meeting.

PURPOSE

     We anticipate that our shareholders will act upon the following business at the meeting:

      PROPOSAL 1:  Election of Directors

     The directors  nominated for election at the 2003 annual meeting are Thomas
R. Andrews, Lewis Ansbacher, Audrey S. Bullard, Raymon Land, Sr., Jon W. Pritchett, Marvin H. Pritchett, Halcyon E. Skinner, William Streicher and K. C. Trowell. To be elected, each nominee must receive a plurality of the votes cast, which shall be counted as described in Voting Procedures. Unless you mark the accompanying proxy otherwise, the proxy will be voted FOR the election of the persons named above. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may, in their discretion, vote for a substitute.

               OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
                       ELECTION OF EACH OF THE NOMINEES.

     The following table provides certain information with respect to the nominees. Members of the board will serve until the next annual meeting and thereafter until their respective successors are elected and qualified. Except as otherwise indicated, each person has been or was engaged in his or her present or last principal occupation, in the same or a similar position, for more than five years.

Name                 Age      Positions Held and Principal Occupations
----                 ---      ----------------------------------------
                              During the Past Five Years
                              --------------------------

Thomas R. Andrews    57       Mr. Andrews was elected to our board of directors in 1994 and serves on the
                              Nominating and Corporate Governance,  Audit and Compensation  Committees of
                              our board. He is the owner of Belco  Enterprises,  a commercial real estate company.

Lewis Ansbacher      74       Mr.  Ansbacher  currently  serves on the board of  directors  of our wholly owned  subsidiary,  CNB  National  Bank  (the  "Bank").  Mr.  Ansbacher  is
                              President of Ansbacher & Schneider,  P.A.,  a  Jacksonville  law firm.  Mr.
                              Ansbacher is Trustee and Director of Attorneys'  Title Insurance Fund, Inc.
                              and a member of the Executive Council of the Real Property, Probate & Trust
                              Law Section of the Florida Bar. For the past ten years,  Mr.  Ansbacher has served as Chairman of the Real Estate Forms  Committee of the Section.  Mr.
                              Ansbacher  has  authored  various  chapters  of Florida  Bar  publications, including Liens and Encumbrances and  Subdivisions.  Mr. Ansbacher has also
                              served  as  President  of  Jewish   Family  and   Children's   Services  of
                              Jacksonville and Duval County Legal Aid Association.

Audrey S. Bullard    60       Ms. Bullard was elected to our board of directors in 1987 and serves on the
                              Nominating and Corporate Governance,  Compensation and Executive Committees
                              of our board.  Ms.  Bullard  also serves on the board of  directors  of the
                              Bank. A practicing  certified public accountant,  Ms. Bullard is an officer and part owner of Bullard  Development  Co. and A&R of Lake City,  Inc.  as
                              well as several  partnerships and land  development  firms. Ms. Bullard has been active in  numerous  civic and service  organizations,  including  the
                              Chamber of Commerce, the Lake Shore Hospital, the Advent Christian Advisory
                              Board, the Columbia County Public School Foundation, the Lake City/Columbia
                              County  Beautification  Board,  the North Florida  Advisory Council and the
                              Board of Santa Fe Health Care, Inc.

Name                 Age      Positions Held and Principal Occupations
----                 ---      ----------------------------------------
                              During the Past Five Years
                              --------------------------

Raymon Land, Sr.     63       Mr.  Land was elected to our board of  directors  in 1998 and serves on the
                              Audit  Committee  of our board.  Mr. Land is the owner of Raymon J. Land, a watermelon  and produce  brokerage and shipping  business.  Mr. Land is the owner  of a  commercial  cow  and  calf  production  operation  and  raises registered  quarter  horses.  Mr. Land is President of Land Truck  Brokers,
                              Inc., a transportation  company for produce. He served as President of both the  National  Watermelon  Association,  Inc.  and the  Florida  Watermelon
                              Association,  Inc.  and  presently  is on the  Executive  Committee of both
                              Associations.  Mr. Land is also a licensed  real estate  salesman with Land
                              Brokerage Realtor.

Jon W. Pritchett     41       Mr.  Pritchett was elected to the Board of Directors of the Company in 2001 and serves on the Nominating and Corporate Governance,  Audit and Executive
                              Committees  of the  Company's  Board of  Directors as well as on the Bank's
                              Board of Directors.  Mr.  Pritchett serves as President and Chief Executive
                              Officer of Nextran Corporation and President of Pritchett Trucking, Inc. He
                              is a board member of the Mack Truck National Dealer Council and the Florida
                              Trucking  Association.  Mr.  Pritchett also served as a board member on the
                              Gator Boosters from 1997 through 2001.  Mr.  Pritchett is the son of Mr. M.
                              Pritchett and the son-in-law of Mr. Streicher.

Marvin H. Pritchett  69       Mr.  Pritchett  was elected to our board of directors in 1988 and serves on the  Executive and  Compensation  Committees of our board as well as on the
                              Bank's board of directors.  Mr. Pritchett serves as Chief Executive Officer of Pritchett Trucking,  Inc.,  President of Pritchett,  Inc., a timber firm and President of G. P. Materials, Inc., which sells aggregate material. Mr.
                              Pritchett  is also the  Chairman  of Nextran  Corporation,  with heavy duty truck  dealerships  in  Jacksonville,  Orlando,  Tampa,  Lake City,  Miami,
                              Riveria  Beach,  Pompano,  Kennasaw  and  Atlanta.  Nextran  Truck  Centers
                              represent the following truck manufacturers: Mack, Volvo, Isuzu, Mitsubishi and GMC. Mr. Pritchett is the father of Mr. J. Pritchett.

Halcyon E. Skinner   56       Mr. Skinner was elected to our board of directors in 2000 and serves on the
                              Executive  Committee of our board.  Mr. Skinner is the Managing  Partner of the  Jacksonville law offices of McGuireWoods LLP and has been a partner in that law firm for more  than  five  years.  He also  serves on the Board of
                              Directors and the Finance Committee of the Jacksonville Symphony Orchestra.

William Streicher    67       Mr.  Streicher  was elected to our board of directors in 1990 and serves on the Nominating and Corporate Governance,  Audit and Compensation Committees
                              of our  board.  He has owned and  operated  several  McDonald's  restaurant franchises in the Company's primary service area and also has served on the
                              Board of Ronald McDonald House Charities at Shands Hospital in Gainesville,
                              Florida for over ten years.  He is past Chairman and a past board member of the Lake City Community College  Foundation and Regional Board of Trustees,
                              Lake City  Community  College,  a past member of the Lake City Rotary Club, past Vice President of McDonald's  Owner/Operator  Advertising Co-Operative
                              and a past representative to the McDonald's  Advertising  Advisory Board of
                              the State of Florida.  Mr.  Streicher is also a past real estate broker and currently  involved in real estate property and investments.  Mr. Streicher is the father-in-law of Mr. J. Pritchett.

Name                 Age      Positions Held and Principal Occupations
----                 ---      ----------------------------------------
                              During the Past Five Years
                              --------------------------

K.C. Trowell         64       Mr. Trowell is our Chairman,  President and Chief Executive Officer ("CEO")
                              and holds the same  positions  at the Bank.  He was elected to our board of directors in 1987 and serves as Chairman of the Executive  Committee of our board.  He has  served as the  Chairman  and CEO of the  Company  since its inception in 1987 and of the Bank since its inception in 1986.  Mr. Trowell is a Lake City, Florida native and has been actively involved in commercial banking  management  in North  Florida for over 30 years.  He has also held management  positions with NationsBank of Lake City (and its predecessors),
                              American Bank of Jacksonville,  and Barnett Banks, Inc. in Jacksonville. He
                              is former  Chairman of the Board of Trustees of Florida  Bankers  Insurance
                              Trust. He is a past director of Community Bankers of Florida, past director of the  Columbia  County  Committee  of 100, a founding  director  of North
                              Central Florida Areawide Development Company, and a former board member and chairman of both Lake City Medical  Center and Columbia  County  Industrial
                              Development Authority.


BOARD OF DIRECTORS AND STANDING COMMITTEES; DIRECTOR COMPENSATION

     If elected, the nine nominees will constitute our board of directors. During 2002, the board held a total of twelve meetings.

     Our board of directors maintains a Nominating and Corporate Governance Committee, an Audit Committee, a Compensation Committee and an Executive Committee, which are described below. Members of these committees are elected annually at the board meeting immediately following the annual meeting. Under our bylaws, the board is authorized to designate other members of the board to serve in the place of absent members of any committee.

     Members of the Nominating and Corporate Governance Committee include Ms. Bullard and Messrs. J. Pritchett (Chairman), Streicher and Andrews, none of whom is an officer or employee of the Company. The Nominating and Corporate Governance Committee was created during 2002 and held one meeting during the year. This committee is responsible for overall corporate governance oversight, reviewing succession plans for executive positions and recommending to our full board candidates for the Company and Bank boards of directors. The Nominating and Corporate Governance Committee will consider board nominees from shareholders. Shareholders wishing to submit recommendations to the Nominating and Corporate Governance Committee should notify the Committee Chairman in writing at the address of the Company as presented under the section titled "Annual Report; Form 10-K."

     Members of the Audit Committee include Messrs. Andrews (Chairman), Land, J. Pritchett and Streicher, none of whom is an officer or employee of the Company. During 2002 the Audit Committee held six meetings. The Audit Committee is responsible for the matters set forth in its written charter as adopted by the Board and attached to the proxy statement for the 2001 annual meeting. Such responsibilities include selection and oversight of the Company's independent pubic accountants and review of audit plans, audit reports and financial statements.

     Members of the Compensation Committee include Ms. Bullard and Messrs. Andrews, M. Pritchett (Chairman) and Streicher. During 2002 this committee held four meetings. The Compensation Committee is principally responsible for (1) establishing and recommending to the board of directors the compensation of our CEO and CFO; (2) establishing and recommending to the board of directors the compensation plan of our other senior management; (3) periodically reviewing all salary administration and employee benefits; and (4) developing and recommending to our board of directors stock incentive compensation for officers and employees.

     Members of the Executive Committee include Ms. Bullard and Messrs. J. Pritchett, M. Pritchett, Skinner, Trowell (Chairman) and our Executive Vice President and Chief Financial Officer, G. Thomas Frankland. During 2002 this committee held two meetings. The Executive Committee is authorized to act on behalf of and exercise all powers of the board of directors when the board is not in session, except as limited by Florida law.

     In 2002 all members of the board attended at least 75% of all meetings of the board and committees on which they served, except Mr. Land, who attended 50% of the meetings of the board and committees on which he served.

     Members of the board of directors receive an annual retainer of $3,600 for serving on the board and $150 for each committee meeting they attend. In addition, non-management directors receive non-qualified stock options in accordance with our Performance-Based Incentive Plan.

AUDIT COMMITTEE REPORT

     As set forth in its charter, the Audit Committee oversees the financial statements and relations with the independent auditors. The Audit Committee selects our independent auditors, meets annually with the auditors to discuss whether current accounting principles and disclosures are appropriate and verifies the independence of our independent auditors. All auditors employed or engaged by us report directly to the Audit Committee. To fulfill its responsibilities, the Audit Committee recommends the selection of auditors, reviews the audit program on at least an annual basis to ensure the adequacy of its scope, reviews all reports of auditors and examiners, as well as management's responses to such reports to ensure the effectiveness of internal controls and the implementation of remedial action, and recommends to the board whether to include the audited financial statements in our Annual Report on Form 10-K. During 2002, the Audit Committee selected PricewaterhouseCoopers LLP as our independent auditor to replace Arthur Andersen LLP.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing our relationship with the auditors that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of our internal controls, accounting function's organization, responsibilities, budget and staffing. The Audit Committee reviewed with the independent auditors its audit plans, audit scope and identification of audit risks. The Audit Committee also considered the auditors provision of services included under the headings "Financial Information Systems Design and Implementation Fees" and "All Other Fees" and has determined that any such services provided were compatible with the independent auditors maintenance of independence.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees," and discussed and reviewed the results of the independent auditors' examination of the financial statements.

     The Audit Committee reviewed our audited financial statements as of and for the year ended December 31, 2002 with management and the independent auditors. Management has the responsibility for preparation of our financial statements, and the independent auditors have the responsibility for examination of those statements.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the board that our audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     We have chosen to evaluate the independence of our directors based on the Nasdaq, NYSE and Sarbanes-Oxley definitions of an independent director. All members of the Audit Committee are independent directors according to these definitions.


Thomas R. Andrews, Chairman
Raymon Land, Sr.
Jon W. Pritchett
William Streicher

Audit Fees
----------

     We paid a total of $115,000 to PricewaterhouseCoopers LLP for services rendered in connection with the audit of our financial statements for the fiscal year ended December 31, 2002 and the reviews of the interim financial statements.

Financial Information Systems Design and Implementation Fees
------------------------------------------------------------

     There were no fees paid to PricewaterhouseCoopers LLP for services rendered in connection with financial information systems design and implementation during the fiscal year ended December 31, 2002.

All Other Fees
--------------

     We will also pay other fees to PricewaterhouseCoopers LLP for tax services for the year ended December 31, 2002 totaling $20,000.

COMPENSATION COMMITTEE REPORT

     Our Compensation Committee presents this report on compensation for our executive officers (Chief Executive Officer, Chief Operating Officer and Chief Financial Officer). Actual compensation during 2002 for the CEO and CFO is shown in the Summary Compensation Table and other tables following this report. The CEO is currently performing the additional duties of the Chief Operating Officer.

     Philosophy. As more fully described below, the Compensation Committee of our board of directors administers the compensation programs for our executive officers. Our compensation structure is intended to provide a compensation package that will attract, motivate and retain qualified executives; to ensure a compensation mix that focuses executive behavior on the fulfillment of annual and long-term business objectives; and to create a sense of ownership that causes executive decisions to be aligned with the best interests of our shareholders.

     The components of individual executive officer compensation are base salary, annual bonus and long-term incentives.

     Salary. Base salary is assigned to positions based on job responsibilities, sustained performance and a periodic informal review of base salary practices for comparable positions at similar community banking companies. In late 2002 we engaged an independent compensation consultant to assist in the assessment and evaluation of the appropriateness of our compensation packages. This assessment consisted of an executive compensation review and a peer bank benchmark analysis for the CEO, COO and CFO positions. The results of this assessment and evaluation are expected to be completed in the second quarter of 2003. The banks in the peer group were selected based on similarities with the Company relative to asset size and markets served.

     Our CEO recommends (except with respect to his own salary) and the Compensation Committee approves salary adjustments for executive officers based on achievement of specific annual performance goals, including personal, departmental and our overall goals depending upon each officer's specific job responsibilities. The Committee and the CEO also use their subjective judgment to consider such criteria as the executive's knowledge of and importance to our business, willingness and ability to accomplish the tasks for which he or she was responsible, professional growth and potential, and our financial performance in making salary decisions. No particular weighting is applied to these factors.

     Annual Bonus. For the annual bonus plan, the Committee establishes written, objective, strategic and financial goals, both qualitative and quantitative, for executive officers based on our business plan and budget approved by the board of directors. Financial goals for the executive officers may include our earnings per share, return on equity, overhead ratio, asset quality and return on assets. Strategic goals may also include the accomplishment of expansion objectives.

     Other members of our senior management are also eligible to participate in the annual incentive component of the bonus plan, but with accountability for various business unit financial measures and specific individual objectives, as well as our financial goals.

     Long-Term Incentives. Under the Performance-Based Incentive Plan (the "Incentive Plan"), we may provide performance-based incentive awards through the grant of stock options, restricted stock, stock appreciation rights and performance units. This Incentive Plan is designed to increase the personal stake of participants in both our annual and long-term success and growth and encourage them to remain in our employ. Because awards of options and restricted stock are keyed to the market value of our common stock at the time of grant, the future value of those awards is entirely dependent on increases in the market value of our common stock. In making stock option grants under the Incentive Plan, the Committee considers, without assigning a particular weighting, the number of options previously granted to the executive, the executive's salary, our financial results, the need for a long-term focus on improving shareholder value and the executive's ability to positively impact our performance.

     Chief Executive Officer Compensation. The Compensation Committee determines the base salary based on, without applying any specific weighting to these factors, the base salary that we are obligated to pay under his employment agreement, his length of service to us, amounts earned by the CEO in prior years, our financial performance and growth and the pay practices of other community banks.

     The CEO is eligible for an annual bonus targeted at 50% of base salary. In determining this amount, the Committee exercised its subjective judgment and considered, among other factors and with no particular weighting, the CEO's contribution to the following achievements; our expansion progress, recruitment of the necessary staff, increasing our loan volume and asset base and maintaining our strong capital position.

     The Committee will consider any federal income tax limitations on the deductibility of executive compensation in reaching compensation decisions and will seek shareholder approval where such approval will eliminate any limitations on deductibility.

Marvin H. Pritchett, Chairman
Thomas R. Andrews
Audrey S. Bullard
William Streicher

EXECUTIVE COMPENSATION

Summary Compensation Table. The following table sets forth for the years ended December 31, 2002, 2001 and 2000, the cash compensation paid or accrued, as well as certain other compensation paid or accrued for those years to our CEO and the additional most highly compensated executive officer for services rendered to the Company and the Bank during the periods indicated.



                         Summary Compensation Table (1)
--------------------------- --------- ------------ --------------- ---------------- ----------------- ------------------
                                        Annual Compensation             Long Term Compensation
--------------------------- --------- ------------ --------------- ---------------- ----------------- ------------------
                                                                               Awards
--------------------------- --------- ------------ --------------- ---------------- ----------------- ------------------
         Name and                                                    Restricted        Securities         All other
        Principal                                                       stock          Underlying       Compensation
         Position           Year        Salary         Bonus          award(s)        Options/SARs         ($) (2)
                                          ($)           ($)              ($)              (#)
--------------------------- --------- ------------ --------------- ---------------- ----------------- ------------------
K. C. Trowell,                2002      285,000       142,500             -                -                6,888
Chairman, President and     --------- ------------ --------------- ---------------- ----------------- ------------------
Chief Executive Officer       2001      270,000       108,000             -                -                6,216
                            --------- ------------ --------------- ---------------- ----------------- ------------------
                              2000      270,000       135,000             -              25,000             6,216
--------------------------- --------- ------------ --------------- ---------------- ----------------- ------------------

--------------------------- --------- ------------ --------------- ---------------- ----------------- ------------------
G. Thomas Frankland,          2002      210,000       105,000             -                -                6,888
Executive Vice President    --------- ------------ --------------- ---------------- ----------------- ------------------
and Chief Financial           2001      200,000        81,250             -                -                6,216
Officer (3)                 --------- ------------ --------------- ---------------- ----------------- ------------------
                              2000      200,000       100,000             -              20,000             6,216
--------------------------- --------- ------------ --------------- ---------------- ----------------- ------------------

--------------------------- --------- ------------ --------------- ---------------- ----------------- ------------------

(1) Columns relating, respectively, to "other annual compensation" and "LTIP payouts" have been deleted because no compensation required to be reported in such columns was awarded to, earned by, or paid to the named executives during the periods covered by such columns. Non-cash perquisites are not disclosed in this table because the aggregate value does not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

(2) The amounts shown in this column for 2002 consist of payments for term life insurance premiums (Mr. Trowell - $888; and Mr. Frankland - $888 and our matching contributions to the 401(k) plan for 2002 (Mr. Trowell - $6,000 and Mr. Frankland - $6,000).

(3) Mr. Frankland, 56, is the Executive Vice President and Chief Financial Officer of the Company and the Bank. Mr. Frankland served as Vice President and Chief Financial Officer of AirNet Communications Corporation in Melbourne, Florida, from March 1998 until he joined the Company in November 1998. From May 1994 until August 1996, Mr. Frankland was Vice Chairman and Chief Financial Officer of Ideon Group, Inc. ("Ideon"). Following the acquisition of Ideon by CUC International, Inc. ("CUC"), in August 1996, Mr. Frankland continued in a consulting capacity with CUC through December 1997. Prior to May 1994, Mr. Frankland was a partner with Price Waterhouse LLP. During his 24 years with Price Waterhouse LLP, including the seven years he served as managing partner of the Jacksonville office, he specialized primarily in the financial services industry. He currently serves on the Audit Committee of the Board of Directors of the University of Florida Foundation, the Warrington College of Business Advisory Council and the Fisher School of Accounting Steering Committee at the University of Florida and the Board of Directors of the North Florida Land Trust.

                      Option/SAR Grants in Last Fiscal Year

Stock Options. There were no options/SAR granted to the executive officers listed in the above table during the fiscal year ended December 31, 2002.

Aggregated Option/SAR Exercises and Fiscal Year-End Options. The following table sets forth information concerning the exercise of stock options during the last completed fiscal year by the named executive officers and the fiscal year-end value of unexercised options.

Aggregated Options/SAR Exercises in Last Fiscal Year and Fiscal Year-End Options/SAR Values (1)

--------------------------- --------------- ------------------- -------------------------------- --------------------------------
                                                                           Number of
                                                                          Securities                        Value of
                                                                          Underlying                     Unexercised in-
                                Shares            Value                   Unexercised                       the-money
                             acquired on         Realized               options/SARs at                  options/SARs at
           Name                exercise      (Market-Strike)            fiscal year end                fiscal year end (2)
--------------------------- --------------- ------------------- -------------- ----------------- -------------- -----------------
                                                                 Exercisable    Unexercisable     Exercisable    Unexercisable
--------------------------- --------------- ------------------- -------------- ----------------- -------------- -----------------
K.C. Trowell                    6,922            $83,895           197,562          6,250         $1,815,507         $43,063
--------------------------- --------------- ------------------- -------------- ----------------- -------------- -----------------
G. Thomas Frankland               -                 -               55,000          5,000            418,950          34,450
--------------------------- --------------- ------------------- -------------- ----------------- -------------- -----------------

(1) All information in this table relates to options. We have not granted any SARs.

(2) As of December 31, 2002, the market value of our common stock was $15.89 per share.

              Long-Term Incentive Plans--Awards In Last Fiscal Year

Long-Term Incentive Plans. There were no long-term incentive plan awards granted to the executive officers listed in the above table in the last fiscal year.


EQUITY COMPENSATION PLAN INFORMATION

     The following table presents the Company's Equity Compensation Plans. In April 1998, shareholders approved the terms of the Performance-Based Incentive Plan ("the Plan") allowing a maximum of 540,000 shares to be granted. In May 2001, shareholders approved a proposal to amend the number of shares that may be granted under the Plan to 800,000 shares. In addition to options granted under the Plan, there were also options outstanding under a previous, Board-only approved long-term incentive plan. This long-term incentive plan allowed for periodic stock option grants based on the Company's financial performance. There are no further grants being made under this plan.

------------------------------------- -------------------------- ------------------------- ------------------------
                                       Number of shares to be        Weighted average       Number of securities
           Plan Category               issued upon exercise of      exercise price of        remaining available
                                        outstanding options,       outstanding options,      for future issuance
                                         warrants and rights       warrants and rights
------------------------------------- -------------------------- ------------------------- ------------------------
Equity compensation plans approved             578,000                    $9.33                    169,025
by security holders
------------------------------------- -------------------------- ------------------------- ------------------------
Equity compensation plans not
approved by security holders                   106,712                     5.12                           -
                                               -------                     ----                    --------
------------------------------------- -------------------------- ------------------------- ------------------------

Total                                          684,712                    $8.68                    169,025
                                               =======                    =====                    =======
------------------------------------- -------------------------- ------------------------- ------------------------

EMPLOYMENT AGREEMENTS

     Mr. Trowell's Employment Agreement. On December 10, 1998, we entered into an employment agreement with K.C. Trowell (the "Trowell Agreement") which provides that Mr. Trowell will serve as our Chairman and CEO. The Trowell Agreement has a rolling three-year term, provided Mr. Trowell's employment term ends on the first day of the month following his 70th birthday. The Trowell Agreement originally provided for a minimum annual base salary of $250,000. The annual base salary is currently $285,000. The Trowell Agreement also provides for participation in the Incentive Plan, and participation in our various savings, retirement and welfare benefit plans. Mr. Trowell also is eligible to receive an annual bonus targeted at 50% of his annual base salary. We also agreed to provide Mr. Trowell with a company car. The Trowell Agreement contains a noncompetition provision. In the event we terminate Mr. Trowell's employment for a reason other than for cause, death or disability, or if Mr. Trowell terminates his employment for good reason (as defined in the Trowell Agreement), then we must pay Mr. Trowell a lump sum equal to (i) the amount of any earned but unpaid salary and bonus, deferred compensation and vacation pay, plus (ii) an amount equal to 50% of the sum of Mr. Trowell's annual base salary and highest annual bonus from the date of termination until the end of the employment period. If we terminate Mr. Trowell's employment without cause, or if Mr. Trowell terminates his employment for good reason within two years of a change of control of the Company, then we will pay Mr. Trowell 100% of the amount referred to in (ii) above. In addition, all options to acquire shares of common stock and all restricted stock previously granted to Mr. Trowell immediately become vested and non-forfeitable upon a change in control.

     Mr. Frankland's Employment Agreement. On November 30, 1998, we entered into an employment agreement with G. Thomas Frankland (the "Frankland Agreement") which provides that Mr. Frankland will serve as our Executive Vice President and Chief Financial Officer. The Frankland Agreement originally provided for an annual base salary of $185,000. The annual base salary is currently $210,000. The Frankland Agreement also provides for participation in the Incentive Plan, and participation in our various incentive, savings, retirement and welfare benefit plans. Mr. Frankland also received a signing bonus of $35,000 and is eligible to receive an annual bonus targeted at 50% of his annual base salary subject to meeting goals and objectives determined by the board. We also agreed to grant Mr. Frankland options to purchase 40,000 shares of common stock at a price of $8.00 per share, 20,000 of which vested on the first anniversary of the Frankland Agreement and 10,000 of which vested in each of the next two succeeding anniversary dates. We also agreed to grant Mr. Frankland 5,000 shares of restricted stock, 2,500 of which vested and became nonforfeitable on the first anniversary of the Frankland Agreement and 2,500 of which vested and became nonforfeitable on the second anniversary of the Frankland Agreement. In all other terms, the Frankland Agreement is substantially similar to the Trowell Agreement.

PERFORMANCE GRAPH

     The Securities and Exchange Commission ("SEC") requires a five-year (or such shorter period as a company's stock has been publicly traded) comparison of our stock price performance with both a broad equity market index and a published industry index or peer group. Our total return compared with the Nasdaq Total U.S. Market Index and the Nasdaq Bank Index, as well as the SNL $500 Million-$1 Billion Bank Asset-Size Index since our common stock began trading on the Nasdaq National Market System is shown on the following graph.
The Nasdaq Bank Index includes all types of banks, savings institutions and holding companies performing functions closely related to banking. The SNL $500 Million-$1 Billion Bank Asset-Size Index includes 122 banks, traded over a major public exchange, whose most recent financial information indicates assets between $500 million and $1 billion.

     This graph assumes that $100 was invested on January 29, 1999, the date that our stock first traded on the Nasdaq National Market System, and all dividends were reinvested in the common stock and the other indices. Each of the indexes is weighted on a market capitalization basis at the time of each reported data point.

                          CNB Florida Bancshares, Inc.

                                [OBJECT OMITTED]


                                                       Period Ending
                                ------------------------------------------------------
Index                             06/30/99   12/31/99   12/31/00   12/31/01  12/31/02
--------------------------------------------------------------------------------------
CNB Florida Bancshares, Inc.        100.00      97.22      82.80     105.40    170.55
NASDAQ - Total US*                  100.00     151.48      91.12      72.30     49.97
NASDAQ Bank Index*                  100.00      93.31     106.44     115.25    117.83
SNL $500M-$1B Bank Index            100.00      92.27      88.32     114.58    146.29

* Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003.

 Used with permission.  All rights reserved.  crsp.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name of Director                             Amount and Nature of       Percent of Shares of
 or Executive Officer                      Beneficial Ownership (1)    Common Stock Outstanding (10)
---------------------                      ------------------------    -----------------------------
Thomas R. Andrews.....................          211,500 (2)                        3.17%
Lewis Ansbacher.......................           11,000 (3)                         *
Audrey S. Bullard.....................          233,363 (4)                        3.49%
G. Thomas Frankland..................           146,000 (5)                        2.19%
Raymon Land, Sr.......................          122,574 (2)                        1.84%
Jon W. Pritchett......................          218,954 (6)                        3.28%
Marvin H. Pritchett...................        1,092,491 (7)                       16.36% (11)
Halcyon E. Skinner....................            4,500 (8)                          *
William Streicher.....................          205,342 (2)                        3.07%
K.C. Trowell..........................          414,023 (9)                        6.20% (12)
Directors and Executive Officers
as a Group (10 persons) (10)..........        2,659,747                           39.82%

(1) Pursuant to the rules of the SEC, the determinations of "beneficial ownership" of common stock are based upon Rule 13d-3 under the Exchange Act, which provides that shares will be deemed to be "beneficially owned" where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares or where a person has the right to acquire any such power within 60 days after the date such "beneficial ownership" is determined. Shares of common stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. All amounts are determined as of February 28, 2003.

(2)  Includes currently exercisable options to purchase 2,500 shares.

(3) Includes 2,000 shares owned by Mr. Ansbacher and Mr. Michael N. Schneider, as Trustees of the Ansbacher & Schneider, P.A. 401K Profit Sharing Plan and Trust.

(4) Includes 9,614 shares owned by Ms. Bullard's husband, 2,000 shares transferred to a revocable trust for benefit of her daughter and currently exercisable options to purchase 2,500 shares.

(5) Includes 60,000 shares underlying options that are exercisable within 60 days of February 28, 2003.

(6) Includes 25,000 shares owned by Mr. Pritchett's wife, 11,750 shares owned by Mr. Pritchett's daughters and currently exercisable options to purchase 1,000 shares.

(7) Includes 107,126 shares owned by New River Developers, 113,702 shares owned by Pritchett Trucking, Inc., 87,692 shares owned by Mid-Florida Hauling, Inc., 50,938 shares owned by Bulldog Trucking, 40,148 shares owned by Mr. Pritchett's wife and 55,000 shares owned by Pritchett, Inc. Mr. Pritchett shares voting and investment power with respect to all such shares. Also includes currently exercisable options to purchase 2,500 shares.

(8)  Includes currently exercisable options to purchase 1,000 shares.

(9) Includes 50,000 shares owned by Mr. Trowell's former spouse with respect to which he shares voting and investment power. Also includes 203,812 shares underlying options that are exercisable within 60 days of February 28, 2003.

(10) Based on a total of 6,125,500 shares of common stock outstanding as of February 28, 2003, plus shares of common stock which may be acquired by the beneficial owner, or group of beneficial owners, within 60 days of February 28, 2003, by exercise of 553,128 options.

(11) Mr. Pritchett is a shareholder with beneficial ownership of over 5%. His address is Post Office Box 311, Lake Butler, Florida 32054.

(12) Mr. Trowell is a beneficial shareholder with ownership of over 5%. His address is 9715 Gate Parkway North, Jacksonville, Florida 32246.

*    Represents less than 1% of the outstanding shares of common stock.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the last two fiscal years, the Bank loaned funds to certain of our executive officers and directors in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other customers, and which did not involve more than the normal risk of collectability or present other unfavorable features.

     Mr. Skinner is a partner in the law firm of McGuireWoods LLP, which periodically provides legal services to the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our executive officers and directors, and any persons owning more than 10 percent of a class of our stock, to file certain reports on ownership and changes in ownership with the SEC. During 2002, our executive officers and directors filed with the SEC on a timely basis all required reports relating to transactions involving our equity securities beneficially owned by them, except that Ms. Bullard, Mr. J. Pritchett and Mr. Trowell made one late filing.

INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of PricewaterhouseCoopers LLP served as our independent public accountants for the year ending December 31, 2002. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. Currently, no accounting firm has been selected to provide accounting services to us for the fiscal year ending December 31, 2003. The board of directors and the Audit Committee plan to consider the engagement of independent accountants at a later date.

     On May 22, 2002 the Company's Audit Committee dismissed its independent public accountants, Arthur Andersen LLP ("Andersen") and appointed PricewaterhouseCoopers LLP as its new independent public accountants, effective immediately. This termination followed the Company's decision to seek statements of qualifications from independent public accountants to audit the Company's financial statements for the fiscal year ending December 31, 2002. The decision to dismiss Andersen and to retain PricewaterhouseCoopers LLP was approved by the Company's Board of Directors on May 22, 2002, upon the recommendation of its Audit Committee.

     During the Company's two most recent fiscal years ended December 31, 2001, and the subsequent interim period through March 31, 2002, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to Andersen's satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     None of the reportable events described under Item 302 (a) (1) (v) of Regulation S-K occurred within the Company's two most recent fiscal years and the subsequent interim period through March 31, 2002.

     The audit reports of Andersen on the consolidated financial statements of the Company and its subsidiary as of December 31, 2001 and 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's two most recent fiscal years ended December 31, 2001 and the subsequent interim period through March 31, 2002, the Company did not consult with PricewaterhouseCoopers LLP regarding any of the matters or events set forth in Item 302 (a) (2) (i) and (ii) of Regulation S-K.

     During the Company's most recent fiscal year ended December 31, 2002, there were no disagreements between the Company and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to PricewaterhouseCoopers' satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their report.

SHAREHOLDER PROPOSALS

     Shareholders who want to include a proposal in our proxy statement for the 2004 annual meeting should deliver a written copy of their proposal to our principal executive offices no later than December 13, 2003. Proposals should be directed to G. Thomas Frankland, Corporate Secretary, CNB Florida Bancshares, Inc., 9715 Gate Parkway North, Jacksonville, Florida 32246. Proposals must comply with the SEC proxy rules relating to shareholder proposals in order to be included in our proxy materials. To be considered timely, we must receive all other proposals of stockholders intended to be presented at the next annual meeting by February 13, 2004. Additionally, we may solicit proxies in connection with next year's annual meeting which confer discretionary authority to vote on any shareholder proposals of which we do not receive notice by February 13, 2004.

ANNUAL REPORT; FORM 10-K

     A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 2002 is being provided to each shareholder simultaneously with delivery of this proxy statement. Additional copies of the Annual Report to Shareholders or copies of our Annual Report on Form 10-K, filed with the SEC, may be obtained by writing to G. Thomas Frankland, Executive Vice President and Chief Financial Officer, CNB Florida Bancshares, Inc., 9715 Gate Parkway North, Jacksonville, Florida 32246.

OTHER MATTERS

     As of the date of this proxy statement, our board of directors does not anticipate that other matters will be brought before the annual meeting. If, however, other matters are properly brought before the annual meeting, the persons appointed as proxies will have the discretion to vote or act thereon according to their best judgment.

COST OF SOLICITATION

     We will bear the cost of solicitation of proxies, including expenses in connection with the preparation and mailing of this proxy statement. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, facsimile or e-mail by our directors, officers or regular employees, who will not receive additional compensation for such solicitation but may be reimbursed for reasonable out-of-pocket expenses incurred in connection therewith.

     Holders of common stock are requested to complete, date and sign the accompanying form of proxy and promptly return it to our transfer agent in the enclosed, addressed postage paid envelope.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /s/ G. Thomas Frankland
                                             -----------------------

                                             G. Thomas Frankland
                                             Corporate Secretary

     Dated: April 14, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     I,  the   undersigned   shareholder  of  CNB  Florida   Bancshares,   Inc.,
Jacksonville, Florida, do hereby nominate, constitute and appoint, Mr. K. C. Trowell and Mr. G. Thomas Frankland, or either of them my true and lawful proxy and attorney(s) with full power of substitution for me and in my name, place and stead, to represent and vote all of the CNB Florida Bancshares, Inc. common stock par value $.01 per share, held in my name on its books on March 31, 2003 at the annual meeting of shareholders to be held on Wednesday, May 28, 2003.


PROPOSAL 1. Election of the following directors:

[ ]  FOR all nominees listed below (except as marked to   [ ]  WITHHOLD AUTHORITY to vote for all
     the contrary below)                                       nominees listed below

                          Thomas R. Andrews               Marvin H. Pritchett
                          Lewis Ansbacher                 Halcyon E. Skinner
                          Audrey S. Bullard               William Streicher
                          Raymon Land, Sr.                K.C. Trowell
                          Jon W. Pritchett



  (INSTRUCTION: To withhold authority to vote for any individual nominee write the name(s) of such nominee(s) below.)
--------------------------------------------------------------------------------

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES.


                   IMPORTANT: PLEASE SIGN AND DATE ON REVERSE

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposal 1. Should any other matter requiring a vote of the shareholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of CNB Florida Bancshares, Inc.



---------------------------------
Date



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Signature



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Signature (if jointly held)



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Print Name Here


IMPORTANT: Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign the full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ADDRESSED ENVELOPE OR OTHERWISE TO SUNTRUST BANK, ATLANTA, N.A., MAIL CODE 258, P.O. BOX 4625, ATLANTA, GEORGIA 30302. IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND THE MEETING AND VOTE, YOUR SHARES CANNOT BE VOTED.